UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2022
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2023 Performance-Based Restricted Stock Award Targets and Performance Criteria
On May 16, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Qorvo, Inc. (the “Company”) approved awards of performance-based restricted stock units (“Awards”) in accordance with the Qorvo, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Plan”), to each of the Company’s current named executive officers and Grant A. Brown, the Company’s Vice President of Treasury and Interim Chief Financial Officer. The purpose of these Awards is to link a portion of each officer’s equity compensation to achievement of key Company initiatives that the Committee believes have a strong potential to impact longer-term stockholder value creation. The fair market value for each share of restricted stock underlying each Award was established by the Committee in accordance with the 2012 Plan at $102.52 per share, which was the closing price of the Company’s common stock as reported on the Nasdaq Global Select Market on May 16, 2022. Each Award, in addition to being subject to customary terms and conditions as set forth in the 2012 Plan and respective Award agreement, is subject to specified performance and service conditions and represents a contingent right to receive an amount of the Company’s common stock at a future date.

Awards will be earned by each officer to the extent the Company achieves at least one, and up to sixteen, performance objectives (the “Performance Objectives”), several of which contain separate sub-objectives which can be separately met, established by the Committee. Twelve Performance Objectives must be satisfied during the Company’s current fiscal year ending April 1, 2023, three Performance Objectives must be completed by the end of the first quarter of the Company’s fiscal year 2024, and one Performance Objective must be completed by the end of the second quarter of the Company’s fiscal year 2024 (each a “Measurement Date”). Each Performance Objective and sub-objective is separately weighted and expressed as a percentage of a target number of common shares. The officer may earn up to 150% of the target number of Awards if all Performance Objectives are met in full. The Performance Objectives include securing specific design wins; improving supply chain performance; making specific R&D-related improvements; implementing operational improvements; developing, expanding or qualifying specific product and process technologies; implementing specific manufacturing-related improvements; enhancing the Company’s environmental, social and governance (“ESG”) program to support the Company’s ESG related goals; and completing advanced analytics projects. The shares of restricted stock earned by the officer with respect to a Performance Objective, if any, will vest over a three-year period, with 50% vesting upon certification of the level of achievement by the Committee after the applicable Measurement Date for the applicable Performance Objective and the remaining 50% vesting in equal annual installments over each of the following two years. No shares are issued unless, and then only to the extent that, an Award is both earned and vested.

Subject to satisfaction of the Performance Objectives, each of the following officers will be eligible to receive shares of restricted common stock of the Company up to the maximum number of shares set forth below:

Name	Maximum Award
(if all Performance Objectives are fully achieved)

Robert A. Bruggeworth	87,787
President and Chief Executive Officer

Steven E. Creviston	20,191
Corporate Vice President and
President of Mobile Products

Paul J. Fego	20,191
Corporate Vice President of Global Operations

Grant A. Brown	1,756
Vice President of Treasury and
Interim Chief Financial Officer

Compensation Arrangement – Grant A. Brown
On May 16, 2022, the Committee also approved the following compensation arrangement for Mr. Brown: (i) the grant of a special retention equity award in the form of service-based restricted stock units with a grant date value of $1,250,000; and (ii) payment of a monthly retainer of $50,000 during his service as the Company’s Interim Chief Financial Officer. With respect to the special retention equity award, 100% of the shares under the award will vest on the first anniversary of the grant date, subject to Mr. Brown’s continued employment from the grant date until the vesting date and the terms and conditions of the 2012 Plan and applicable award agreement. There were no other changes to Mr. Brown's compensation package resulting from his appointment as Interim Chief Financial Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Grant A. Brown
Grant A. Brown
Vice President of Treasury and Interim Chief Financial Officer

Date:    May 19, 2022